UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2023

BIONEXUS GENE LAB CORP.
(Exact name of Company as specified in charter)

Wyoming	333-229399	35-2604830
(State or another jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Unit 2, Level 10, Tower B, Avenue 3

The Vertical Business Suite II Bangar South

No. 8 Jalan Kerinchi

Kuala Lumpur, Malaysia, 59200

(Address of Principal Executive Offices) (Zip code)

+60 1221-26512

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BGLC	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(1) Departure of Liong Tai Tan as Chief Operating Officer and Director.

On August 1, 2023, Mr. Liong Tai Tan, the Chief Operating Officer and a member of the Board of Directors, notified Bionexus Gene Lab Corp. (“the Company”) of his desire to resign from his position at the Company. The Company and Mr. Liong Tai Tan agreed that the resignations would be effective August 31, 2023. Mr. Liong Tai Tan’s resignation is not due to any disagreement with the Company, the Company's management or the Board on any matter relating to the Company’s operations, policies, or practices (financial or otherwise), Mr. Liong Tai Tan informed the Company that he is leaving the Company and the Board of Directors to pursue other commitments.

(2) Appointment of Lee Su-Leng Tan as Chief Operating Officer.

On August 2, 2023, the Board of Directors of the Company approved the appointment of Mr. Lee Su-Leng Tan as the Chief Operating Officer and not a director, effective September 1, 2023.

Mr. Tan does not have a family relationship with any director or executive officer of the Company. He was not involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Tan, aged 40, has over 20 years of extensive experience in industries including Information Systems, Hospitality, Investment Management, Construction, Property Development, Travel, Government Liaison, and Life Sciences, primarily focused on commercialization, finance, and general management. From 2022 to August 2023, Mr. Tan worked as the Chief Commercial Officer for Dryox Health Limited, a startup focused on repurposing drugs for unmet needs in the dermatological space, specifically anticholinergic drugs. From 2017 to August 2023, Mr. Tan worked as the FLO Life Sciences Group’s owner and the Managing Director at Biotechnology Group, focusing on infectious diseases and oncology pre-clinical drug candidates and clinical research. From 2018 to 2019, Mr. Tan was the President of Avillion Berhad, a publicly listed travel and hospitality group with hotels, commercial property, and inbound/outbound travel services.

Mr. Tan entered into an employment agreement with the Company dated August 15, 2023, and agreed to receive an annual compensation of $24,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONEXUS GENE LAB CORP

Date: September 7, 2023	By:	/s/ Sook Keng Yeoh
	Name:	Sook Keng Yeoh
	Title:	Chief Executive Officer

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